Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 1 to Registration Statement on Form S-4 of our report dated March 7, 2008 relating to the consolidated financial statements of SandRidge Energy, Inc., which appears in such Amendment No. 1 to Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 1 to Registration Statement.
PricewaterhouseCoopers LLP
Houston, Texas
August 15, 2008